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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14A-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12



                   NORTH AMERICAN GALVANIZING & COATINGS, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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|X|  No fee required
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     (3)  Per unit price or other underlying value of transaction computed
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|_|  Fee paid previously with preliminary materials.
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


                   North American Galvanizing & Coatings, Inc.

                         Annual Meeting of Stockholders
                           To Be Held on July 21, 2004

July 7, 2004

Dear Stockholder:

     We are writing to correct a typographical error that appeared in the printed proxy statement recently mailed to you in connection with the solicitation of proxies for our 2004 Annual Meeting of Stockholders. Under Proposal 4, "Amendments of the Company's Restated Certificate of Incorporation to Effect a Reverse Stock Split Followed by a Forward Stock Split", the second hypothetical scenario on the bottom of page 22 should read as follows:

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HYPOTHETICAL SCENARIO                              RESULT
-----------------------------------------------    ----------------------------------------------------------------------------
Ms. Eastwood has two separate record accounts.     Each account will be treated individually. Because neither account holds the
Immediately prior to the Reverse/Forward Split,    Minimum Number of shares, Ms. Eastwood will receive cash payments equal to
she holds 100 shares of Common Stock in one        the cash-out price of her Common Stock in each record account instead of
account and 50 shares of Common Stock in the       receiving fractional shares. Ms. Eastwood would receive two checks totaling
other. All of her shares are registered in her     $150 (100 shares x $1.00 plus 50 shares x $1.00).
name only.
                                                   If Ms. Eastwood wants to continue her investment in the Company, she can consolidate or transfer her two record accounts prior to the Effective Date into one account with at least the Minimum Number of shares of Common Stock.
                                                   Alternatively, she can buy at least 50 more shares for the first account and
                                                   100 more shares for the second account so that she will have the Minimum
                                                   Number of shares in each account. She would have to act far enough in advance of the Reverse/Forward Split so that the consolidation or the purchase is completed prior to 5:00 p.m. (central time) on the Effective Date. Even if she does consolidate these accounts, there is no assurance that the accounts will be consolidated by the Effective Date or, even if they are consolidated, that the financial institution holding the consolidated account will provide timely notice to the transfer agent. If the transfer agent does not receive timely notice, Ms. Eastwood will receive the cash payment and will not retain her shares.
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

The proxy statement that we filed electronically with the SEC did not contain this typographical error.

     We wanted to advise you of this typographical error in order to avoid any confusion. Please remember that your vote is important. Be sure to review the proxy materials previously provided to you to ensure that your shares are represented at the Annual Meeting.

                                         Sincerely,

                                         /s/ Paul R. Chastain

                                         Paul R. Chastain
                                         Vice President & Corporate Secretary


North American Galvanizing & Coatings, Inc.        2250 E. 73rd Street, Ste. 300
                         Tulsa, Oklahoma 74136-6832 USA

918-494-0964                    Fax  918-494-3999                 www.nagalv.com